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                                                                      EXHIBIT 21



                               SERVOTRONICS, INC.

                                 SUBSIDIARIES OF

                                   REGISTRANT


NAME AND ADDRESS OF EACH MEMBER                  EMPLOYER ID NO.

Servotronics, Inc.                                 16-0837866
P.O. Box 300
Elma, New York 14225-0300

Ontario Knife Company                              16-0578540
26 Empire Street
Franklinville, New York 14737

Queen Cutlery Company                              25-0743840
507 Chestnut Street
Titusville, Pennsylvania 16354

G.N. Metal Products, Inc.                          16-0964682
P.O. Box 300
Elma, New York 14225-0300

SVT Management, Inc.                               16-1037766
P.O. Box 300
Elma, New York 14225-0300

MRO Corporation                                    16-1230799
P.O. Box 300
Elma, New York 14225-0300

TSV ELMA, Inc.                                     16-1415699
P.O. Box 300
Elma, New York 14225-0300